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TABLE OF CONTENTS 2

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. We are not using this prospectus supplement or the attached prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

Preliminary Prospectus Supplement

Subject to completion, dated November 16, 2011

Prospectus Supplement November [•], 2011 (To prospectus dated May 26, 2010)	Filed pursuant to Rule 424(b)(2) Registration Statement Nos. 333-167092 and 333-167092-01

Statoil ASA

$                        % Notes due 2016
$                        % Notes due 2022
$                        % Notes due 2041

Guaranteed as to Payment of Principal and Interest by Statoil Petroleum AS
(a wholly-owned subsidiary of Statoil ASA)

        The        % notes due 2016 (the "2016 notes") will bear interest at the rate of        % per year. The        % notes due 2022 (the "2022 notes") will bear interest at the rate of        % per year. The        % notes due 2041 (the "2041 notes", and together with the 2016 notes and the 2022 notes, the "notes") will bear interest at the rate of        % per year. Statoil ASA will pay interest on the 2016 notes and the 2041 notes on each May 23 and November 23, commencing on May 23, 2012. Statoil ASA will pay interest on the 2022 notes on each January 23 and July 23, commencing on January 23, 2012. The 2016 notes will mature on November     , 2016. The 2022 notes will mature on January 23, 2022. The 2041 notes will mature on November     , 2041.

        The notes are unsecured and will rank equally with all of Statoil ASA's other unsecured and unsubordinated indebtedness from time to time outstanding.

        Statoil ASA may redeem the notes of any series in whole or in part at any time and from time to time at the applicable make-whole redemption price set forth in this prospectus supplement. In addition, Statoil ASA or Statoil Petroleum AS may redeem the notes of any series in whole and not in part if certain tax events occur as described in this prospectus supplement.

        The notes will be issued in denominations of $1,000 and integral multiples of $1,000.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        Investment in these securities involves certain risks. See "Risk Factors" beginning on page 3 of the accompanying prospectus and on page 152 of Statoil ASA's Annual Report on Form 20-F for the year ended December 31, 2010 for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Per 2016 Note		Total for 2016 Notes	Per 2022 Note		Total for 2022 Notes	Per 2041 Note		Total for 2041 Notes
Public Offering Price(1)		%	$		%	$		%	$
Underwriting Discount		%	$		%	$		%	$
Proceeds, before expenses, to Statoil ASA(1)		%	$		%	$		%	$

(1)
Interest on the notes will accrue from November     , 2011.

        The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the accounts of its direct and indirect participants (including Euroclear S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, S.A.) on or about November     , 2011.

Joint Book-Running Managers

BofA Merrill Lynch	Deutsche Bank Securities	J.P. Morgan

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the notes in certain jurisdictions may be restricted by law. This prospectus supplement and the accompanying prospectus do not constitute an offer, or an invitation on Statoil ASA's ("Statoil") or Statoil Petroleum AS's ("Statoil Petroleum") behalf or on behalf of the underwriters, to subscribe to or purchase any of the notes, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation. See "Underwriting" below.

 DESCRIPTION OF NOTES AND GUARANTEES

        This section outlines the specific financial and legal terms of the notes that are more generally described under "Description of Debt Securities and Guarantees" beginning on page 13 of the accompanying prospectus. If anything described in this section is inconsistent with the terms described under "Description of Debt Securities and Guarantees" in the accompanying prospectus, the terms described below shall prevail.

        % Notes due 2016 (the "2016 notes")

•
Issuer:    Statoil ASA.

•
Guarantor:    Statoil Petroleum AS.

•
Title:            % Notes due 2016.

•
Total initial principal amount being issued:    $                  .

•
Issuance date:    November     , 2011.

•
Maturity date:    November     , 2016.

•
Interest Rate:            % per annum.

•
Date interest starts accruing:    November     , 2011.

•
Interest payment dates:    Each May 23 and November 23.

•
First interest payment date:    May 23, 2012.

•
Regular record dates for interest:    The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•
Make Whole Spread:             points.

•
Further issuances:    Statoil may, at its sole option, at any time and without the consent of the then existing noteholders, "reopen" the 2016 notes and issue an unlimited principal amount of additional 2016 notes in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2016 notes issued hereby. These additional 2016 notes will be deemed part of the same series as the 2016 notes offered hereby and will provide the holders of these additional 2016 notes the right to vote together with holders of the 2016 notes issued hereby. Statoil may reopen the 2016 notes only if the additional 2016 notes issued will be fungible with the original 2016 notes for United States federal income tax purposes.

•
Net proceeds:    The net proceeds, after the underwriting discount but before expenses, will be $            .

        % Notes due 2022 (the "2022 notes")

•
Issuer:    Statoil ASA.

•
Guarantor:    Statoil Petroleum AS.

•
Title:            % Notes due 2022.

•
Total initial principal amount being issued:    $                  .

•
Issuance date:    November     , 2011.

•
Maturity date:    January 23, 2022.

•
Interest Rate:            % per annum.

•
Date interest starts accruing:    November     , 2011.

•
Interest payment dates:    Each January 23 and July 23.

•
First interest payment date:    January 23, 2012. Short first coupon.

•
Regular record dates for interest:    The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•
Make Whole Spread:             points.

•
Further issuances:    Statoil may, at its sole option, at any time and without the consent of the then existing noteholders, "reopen" the 2022 notes and issue an unlimited principal amount of additional 2022 notes in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2022 notes issued hereby. These additional 2022 notes will be deemed part of the same series as the 2022 notes offered hereby and will provide the holders of these additional 2022 notes the right to vote together with holders of the 2022 notes issued hereby. Statoil may reopen the 2022 notes only if the additional 2022 notes issued will be fungible with the original 2022 notes for United States federal income tax purposes.

•
Net proceeds:    The net proceeds, after the underwriting discount but before expenses, will be $            .

        % Notes due 2041 (the "2041 notes")

•
Issuer:    Statoil ASA.

•
Guarantor:    Statoil Petroleum AS.

•
Title:            % Notes due 2041.

•
Total initial principal amount being issued:    $                  .

•
Issuance date:    November     , 2011.

•
Maturity date:    November     , 2041.

•
Interest Rate:            % per annum.

•
Date interest starts accruing:    November     , 2011.

•
Interest payment dates:    Each May 23 and November 23.

•
First interest payment date:    May 23, 2012.

•
Regular record dates for interest:    The 15th calendar day preceding each interest payment date, whether or not such day is a business day.

•
Make Whole Spread:             points.

•
Further issuances:    Statoil may, at its sole option, at any time and without the consent of the then existing noteholders, "reopen" the 2041 notes and issue an unlimited principal amount of additional 2041 notes in one or more transactions subsequent to the date of this prospectus supplement with terms (other than the issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) identical to the 2041 notes issued hereby. These additional 2041 notes will be deemed part of the same series as the 2041 notes offered hereby and will provide the holders of these additional 2041 notes the right to vote together with holders of the 2041 notes issued hereby. Statoil may reopen the 2041 notes only if the additional 2041 notes issued will be fungible with the original 2041 notes for United States federal income tax purposes.

•
Net proceeds:    The net proceeds, after the underwriting discount but before expenses, will be $            .

The following terms apply to each series of the notes:

•
Guarantee:    Payment of the principal of and interest on the notes is guaranteed by Statoil Petroleum AS. For more information about the guarantee, you should read "Description of Debt Securities and Guarantees" beginning on page 13 of the accompanying prospectus.

•
Denomination:    The notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

•
Business day:    If any payment is due in respect of the notes on a day that is not a business day, it will be made on the next following business day, provided that no interest will accrue on the payment so deferred. A "business day" for these purposes is any weekday on which banking or trust institutions in neither New York nor Oslo are authorized generally or obligated by law, regulation or executive order to close.

•
Day count:    30/360.

•
Day count convention:    Following unadjusted.

•
Ranking:    The notes are unsecured and will rank equally with all of Statoil's other unsecured and unsubordinated indebtedness from time to time outstanding.

•
Redemption:    The notes are not redeemable, except, in the case of each series of notes, as described below under "Optional tax redemption" and "Optional make-whole redemption".

•
Optional tax redemption:    Statoil and Statoil Petroleum have the option to redeem the notes of any series, in whole and not in part, in the two situations described below at a redemption price equal to the principal amount of the applicable series of the notes plus accrued interest and any additional amounts due on the date fixed for redemption upon providing between 30 and 60 days' notice.

        The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties on or after November     , 2011 in the jurisdiction where Statoil or Statoil Petroleum is incorporated or, if different tax resident, Statoil or Statoil Petroleum, as applicable, would be required to pay additional amounts as described below under "Payment of additional amounts". If Statoil or Statoil Petroleum is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated or, if different, tax resident, and the applicable date will be the date the entity became a successor. Statoil or Statoil Petroleum do not have the option to redeem in this case if either Statoil or Statoil Petroleum, as applicable, could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to Statoil or Statoil Petroleum, as applicable.

        The second situation is where, following a merger, consolidation, sale or lease of Statoil's or Statoil Petroleum's assets to a person that assumes Statoil's or Statoil Petroleum's obligations under the applicable series of the notes, that person is required to pay additional amounts as described below under "Payment of additional amounts". Statoil, Statoil Petroleum or the other person would have the option to redeem the applicable series of the notes in this situation even if the additional amounts became payable immediately after such assumption. Neither Statoil, Statoil Petroleum nor that person has any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation. Statoil, Statoil Petroleum or the other person, as applicable, shall deliver to the trustee an officer's certificate to the effect that the circumstances required for redemption exist.

•
Optional make whole redemption:    Statoil has the right to redeem the notes of any series, in whole or in part, at any time and from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the applicable series of notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of notes to be redeemed (not including any portion of payments of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus    basis points, plus accrued and unpaid interest to the date of redemption. For purposes of determining the optional make-whole redemption price, the following definitions are applicable. "Treasury rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. "Comparable treasury issue" means the U.S. Treasury security or securities selected by the quotation agent as having an actual or interpolated maturity comparable to the remaining term of the applicable series of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes. "Comparable treasury price" means, with respect to any redemption date, the average of the reference treasury dealer quotations for such redemption date. "Quotation agent" means one of the reference treasury dealers appointed by Statoil. "Reference treasury dealer" means Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates which are primary U.S. government securities dealers, and their respective successors, and two other primary U.S. government securities dealers selected by Statoil, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a "primary treasury dealer"), Statoil shall substitute therefor another primary treasury dealer. "Reference treasury dealer quotations" means with respect to each reference treasury dealer and any redemption date, the average, as determined by the quotation agent, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the quotation agent by such reference treasury dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

•
Payment of additional amounts:    None payable under current law. The government or any political subdivision or taxing authority of such government of any jurisdiction where Statoil or Statoil Petroleum is incorporated (currently the Kingdom of Norway) or, if different, tax resident may require Statoil or Statoil Petroleum to withhold amounts from payments on the principal or interest on the notes of any series or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, Statoil or Statoil Petroleum may be required to pay the noteholder additional amounts so that the net amount the noteholder receives will be the amount specified in the applicable series of the notes. However, in order for the noteholder to be entitled to receive the additional amounts, the noteholder must not be resident in the jurisdiction that requires the withholding. Statoil and Statoil Petroleum will not have to pay additional amounts under any or any combination of the following circumstances:

•
The tax, assessment or governmental charge is imposed only because the noteholder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the noteholder, if the noteholder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the notes or receiving principal or interest in respect thereof. These connections include where the noteholder or related party:

•
is or has been a citizen or resident of the jurisdiction;

•
is or has been present or engaged in trade or business in the jurisdiction; or

•
has or had a permanent establishment in the jurisdiction.

•
The tax, assessment or governmental charge is imposed due to the presentation of the notes (where presentation is required) for payment on a date more than 30 days after the applicable series of the notes became due or after the payment was provided for, whichever occurs later.

  •
  The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

  •
  The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

  •
  The tax, assessment or governmental charge is imposed or withheld because the noteholder or beneficial owner failed to comply with any of Statoil's following requests:

  •
  to provide information about the nationality, residence or identity of the noteholder or beneficial owner, or

  •
  to make a declaration or other similar claim or satisfy any information or reporting requirements in each case that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

  •
  The tax, assessment or governmental charge is imposed pursuant to European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

  •
  The tax, assessment or governmental charge is imposed on a noteholder or beneficial owner who could have avoided such withholding or deduction by presenting its notes (where presentation is required) to another paying agent.

  •
  The noteholder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the notes, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the noteholder of the notes.

  The foregoing provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which Statoil's or Statoil Petroleum's successor is organized or incorporated or, if different, tax resident.

•
Form of notes:    The notes of each series will be issued as one or more global securities. You should read "Description of Debt Securities and Guarantees—Legal Ownership—Global Securities" beginning on page 19 of the accompanying prospectus for more information about global securities.

•
Name of depositary:    The Depository Trust Company, commonly referred to as "DTC".

•
Trading through DTC, Clearstream, Luxembourg and Euroclear:    Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Banking, société anonyme, in Luxembourg ("Clearstream, Luxembourg"), customers and/or Euroclear Bank S.A./N.V. ("Euroclear") participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds. For more information about global securities held by DTC through Clearstream, Luxembourg or Euroclear, you should read "Clearance and Settlement" beginning on page 33 of the accompanying prospectus.

•
Sinking fund:    There is no sinking fund.

•
Trustee:    Statoil will issue the notes under an indenture with Deutsche Bank Trust Company Americas, as trustee, dated as of April 15, 2009, and supplemented as of May 26, 2010, which is described on page 13 of the accompanying prospectus.

•
Use of proceeds:    The net proceeds from the sale of the notes will be used for general corporate purposes.

•
Governing law and jurisdiction:    The indenture, the notes and the guarantee are governed by New York law. Any legal proceeding arising out of or based upon the indenture, the notes or the guarantee may be instituted in any state or federal court in the Borough of Manhattan in New York City, New York.

GENERAL INFORMATION

Documents Available

        Statoil files annual and other reports with the Securities and Exchange Commission (the "SEC"). Any document Statoil files with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Statoil's filings are also available to the public at the SEC's website at http://www.sec.gov.

Notices

        As long as the notes are issued in global form, notices to be given to holders of the notes will be given to DTC, in accordance with its applicable procedures from time to time.

        Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Clearance Systems

        The notes have been accepted for clearance through the DTC, Euroclear and Clearstream, Luxembourg systems. The 2016 notes have the following codes: CUSIP                        and ISIN                        . The 2022 notes have the following codes: CUSIP                        and ISIN                        . The 2041 notes have the following codes: CUSIP                         and ISIN                        .

Principal Executive Offices

        Statoil's principal executive offices are located at Forusbeen 50, N-4035, Stavanger, Norway.

 CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our current and long-term liabilities and total capitalization as at September 30, 2011.

	As at September 30, 2011
	NOK	USD(1)
	(in millions)
Current liabilities:
Financial liabilities	17,164	2,938
Other current liabilities	158,260	27,091

Total current liabilities	175,424	30,030

Non-current liabilities:
Financial liabilities(2)	102,298	17,512
Unsecured	101,713	17,412
Secured	585	100
Other non-current liabilities	178,206	30,506

Total non-current liabilities	280,504	48,018

Minority interest:	6,184	1,059
Statoil's shareholders' equity:
Share capital	7,972	1,365
Treasury shares	(18)	(3)
Additional paid-in capital	41,731	7,144
Additional paid-in capital related to treasury shares	(938)	(161)
Retained earnings	198,172	33,925
Other reserves	7,488	1,282

Total shareholders' equity	260,591	44,609

Total long-term liabilities and shareholders' equity	716,519	122,656

(1)
Solely for the convenience of the reader, translations from Norwegian kroner into U.S. dollars are made at the rate of NOK 5.8417 to USD 1.00, the Central Bank of Norway buying rate on September 30, 2011.

(2)
Since September 30, 2011, there has been no material change in our capitalization and indebtedness.

 UNDERWRITING

        Each underwriter named below has severally agreed, subject to the terms and conditions of the Pricing Agreement with Statoil and Statoil Petroleum, dated as of the date of this prospectus supplement, to purchase the principal amount of each series of notes set forth below opposite its name. The underwriters are committed to purchase all of the notes if any notes are purchased.

Principal Amount of Notes
Underwriter	2016 Notes	2022 Notes	2041 Notes
Deutsche Bank Securities Inc.	$	$	$
J.P. Morgan Securities LLC	$	$	$
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$

Total	$	$	$

        The underwriters have agreed to reimburse Statoil for a portion of its expenses up to a certain amount.

        The notes are new issues of securities with no established trading markets. Statoil and Statoil Petroleum have been advised by the underwriters that the underwriters intend to make a market in each series of the notes but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes.

        Statoil and Statoil Petroleum have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

        The underwriters propose to offer each series of the notes initially at the applicable offering price on the cover page of this prospectus supplement. The underwriters may sell notes to securities dealers at a discount from the initial public offering price of up to        % of the principal amount of the 2016 notes, up to        % of the principal amount of the 2022 notes and up to        % of the principal amount of the 2041 notes. These securities dealers may resell any notes purchased from the underwriters to other brokers or dealers at a discount from the initial public offering price of up to        % of the principal amount of the 2016 notes, up to        % of the principal amount of the 2022 notes and up to        % of the principal amount of the 2041 notes. After the initial public offering, the underwriters may change the offering prices and the other selling terms.

        The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. From time to time the underwriters engage in transactions with Statoil or its subsidiaries in the ordinary course of business. One or more of the underwriters have performed investment banking, commercial banking and advisory services for Statoil in the past and have received customary fees and expenses for these services, and may do so again in the future. For example, in the ordinary course of their various businesses, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may also involve securities and/or instruments of Statoil or its subsidiaries. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

        Under Rule 15c6-1 of the U.S. Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify any alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.

        These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the prices of the notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

        Delivery of the notes shall be made through the facilities of The Depository Trust Company ("DTC"), Euroclear and Clearstream unless the underwriters shall otherwise instruct.

Selling Restrictions

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer nominated by Statoil for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require Statoil or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

        United Kingdom.    Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to Statoil or Statoil Petroleum; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        Norway.    Each underwriter has represented and agreed that no offering material in relation to any of the notes has been or will be approved by the Oslo Stock Exchange or the Norwegian Financial Supervisory Authority. Accordingly, each underwriter has agreed, and each further underwriter appointed will be required to agree, that the notes may not be the subject of a public offer in Norway as described in the Norwegian Securities Trading Act 2007, Section 7-2, and Designated Securities denominated in NOK may only be issued in compliance with the Norwegian Securities Register Act.

        Hong Kong.    The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

        Japan.    The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the "FIEL") and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

        Singapore.    This prospectus supplement and the attached prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the attached prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or

(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

        Other jurisdictions outside the United States.    Each underwriter has represented and agreed that with respect to any other jurisdiction outside the United States, it has not offered or sold and will not offer or sell any notes in any jurisdiction, except under circumstances that resulted or will result in compliance with the applicable rules and regulations of such jurisdiction.

VALIDITY OF NOTES AND GUARANTEE

        The validity of the notes and the guarantee will be passed upon for Statoil and Statoil Petroleum by Sullivan & Cromwell LLP, as to certain matters of New York law, and for the underwriters by Davis Polk & Wardwell LLP, as to certain matters of New York law. The validity of the notes and the guarantee will be passed upon for Statoil and Statoil Petroleum by Statoil's and Statoil Petroleum's Vice President Legal Corporate as to certain matters of Norwegian law, and for the underwriters by Wikborg, Rein & Co. as to certain matters of Norwegian law. Sullivan & Cromwell LLP may rely upon the opinion of Statoil's and Statoil Petroleum's Vice President Legal Corporate, with respect to all matters of Norwegian law.

STATOIL ASA

Debt Securities

fully and unconditionally guaranteed by Statoil Petroleum AS
(a wholly-owned subsidiary of Statoil ASA)

Ordinary Shares

In the form of ordinary shares or American Depositary Shares

        Statoil ASA may use this prospectus to offer from time to time debt securities or ordinary shares, directly or in the form of American Depositary Shares. Statoil's ordinary shares are admitted to trading on the Oslo Stock Exchange under the symbol "STL". Statoil's American Depositary Shares, each representing one ordinary share, are listed on the New York Stock Exchange under the symbol "STO". The debt securities will be fully and unconditionally guaranteed by our wholly-owned subsidiary Statoil Petroleum AS. Each time we sell the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any accompanying prospectus supplement carefully before you invest.

        We may sell these securities to or through underwriters, and also to other purchasers or through agents. The names of any underwriters will be stated in any accompanying prospectus supplement.

Investing in these securities involves certain risks. See "Risk Factors" beginning on page 3.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated May 26, 2010.

        Unless the context otherwise requires, references in this prospectus to "Statoil", "we", "our", "ours" and "us" are references to Statoil ASA and its consolidated subsidiaries, including Statoil Petroleum AS, and references in this prospectus to "Statoil Petroleum" are to Statoil Petroleum AS.

RISK FACTORS

        Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Relating to Our Business

        You should read "Risk Factors" in Statoil's Annual Report on Form 20-F for the fiscal year ended December 31, 2009, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the Debt Securities

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

        The debt securities that we are offering will be unsecured. The debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. As of December 31, 2009, we had NOK 812 million aggregate principal amount of secured indebtedness outstanding. If Statoil defaults on the debt securities or Statoil Petroleum AS defaults on the guarantee, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that we have granted security over our assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before we could make payment on the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

        One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Purchasers of securities rely on the creditworthiness of Statoil and, if applicable, Statoil Petroleum and no other person. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of Statoil may adversely affect the market value of the securities.

Your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indenture.

        The debt securities are governed by documents called indentures, which are described later under "Description of Debt Securities and Guarantees". The indenture relating to our debt securities is a contract among Statoil, Statoil Petroleum and Deutsche Bank Trust Company Americas. We may issue as many distinct series of debt securities under the indentures as we wish. We may also issue a series of debt securities under the indentures that provides holders with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

Should Statoil default on the debt securities, or should Statoil Petroleum default on the guarantee, your right to receive payments on such debt securities or guarantee may be adversely affected by Norwegian insolvency laws.

        Both Statoil and Statoil Petroleum are incorporated in and have their registered office in the Kingdom of Norway, and consequently it is likely that any insolvency proceedings applicable to Statoil or Statoil Petroleum would be governed by Norwegian law. If a Norwegian company is unable, or likely to be unable, to pay its debts, an examiner may be appointed to facilitate the survival of the company and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. If an examiner is appointed, a protection period will be imposed so that the examiner can formulate and implement his proposals for a compromise or scheme of arrangement. During the protection period, any enforcement action by a creditor of the Norwegian company is prohibited. In addition, the Norwegian company may be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner.

        In the event of insolvency of Statoil and Statoil Petroleum, the claims of certain preferential creditors (including the Norwegian tax authority for certain unpaid taxes) will rank in priority to claims of unsecured creditors.

        If Statoil and Statoil Petroleum become subject to an insolvency proceeding and have obligations to creditors that are treated under Norwegian law as creditors that are senior relative to the holders of the debt securities (including secured creditors), the holders of the debt securities may suffer losses as a result of their subordinated status during such insolvency proceeding.

Since we are a Norwegian company and a substantial portion of our assets and key personnel are located outside the United States, you may not be able to enforce any U.S. judgment for claims you may bring against us or our key personnel both in and outside the United States.

        Both Statoil and Statoil Petroleum are organized under the laws of the Kingdom of Norway. Many of our assets are located outside the United States. In addition, all of the members of our board of directors and officers are residents of countries other than the United States. As a result, it may be impossible for you to effect service of process within the United States upon us or these persons or to enforce against us or these persons any judgments in civil and commercial matters, including judgments under United States federal securities laws. We understand that judgments of U.S. courts are generally not enforceable in Norway. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. federal securities laws or otherwise. Therefore, you may have difficulty enforcing any U.S. judgment against us or our non-U.S. resident directors and officers both in and outside the United States.

The debt securities lack a developed trading market, and such a market may never develop.

        We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of our debt securities even if we list the debt securities on a securities exchange.

        There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on, the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

        Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See "Plan of Distribution".

Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

        If you intend to invest in non-U.S. dollar debt securities—e.g., debt securities whose principal and/or interest are payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

        The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

An investment in non-U.S. dollar debt securities involves currency-related risks.

        An investment in non-U.S. dollar debt securities entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Changes in currency exchange rates can be volatile and unpredictable.

        Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities.

        Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar debt securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for non-U.S. dollar debt securities or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the debt securities as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

        Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a debt security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. dollar debt securities may permit us to make payments in U.S. dollars or delay payment if we are unable to obtain the specified currency.

        Debt securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the debt securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described under "Description of Debt Securities and Guarantees". A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on debt securities payable in that currency.

We will not adjust non-U.S. debt dollar securities to compensate for changes in currency exchange rates.

        Except as described above, we will not make any adjustment or change in the terms of non-U.S. dollar debt securities in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar debt securities will bear the risk that their investment may be adversely affected by these types of events.

In a lawsuit for payment on non-U.S. dollar debt securities, an investor may bear currency exchange risk.

        Our debt securities will be governed by New York law.    Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a debt security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

        In courts outside New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar debt security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information about exchange rates may not be indicative of future exchange rates.

        If we issue non-U.S. dollar securities, we may include in the applicable prospectus supplement a currency supplement that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

Determinations made by the exchange rate agent.

        All determinations made by the exchange rate agent will be made in its sole discretion (except to the extent expressly provided in this prospectus or in the applicable prospectus supplement that any determination is subject to approval by us). In the absence of manifest error, its determinations will be conclusive for all purposes and will bind all holders and us. The exchange rate agent will not have any liability for its determinations.

Risks Relating to Indexed Debt Securities

        We use the term "indexed debt securities" to mean any of the debt securities described in this prospectus whose value is linked to an underlying property or index. Indexed debt securities may present a high level of risk, and investors in some indexed debt securities may lose their entire investment. In addition, the treatment of indexed debt securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed debt security. Thus, if you propose to invest in indexed debt securities, you should independently evaluate the federal income tax consequences of purchasing an indexed debt security that apply in your particular circumstances. You should also read "Taxation—United States Taxation of Debt Securities" for a discussion of U.S. tax matters.

Investors in indexed debt securities could lose their investment.

        The amount of principal and/or interest payable on a series of indexed debt securities will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an "index".

        The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security. The terms of a particular series of indexed debt securities may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. Thus, if you purchase indexed debt securities, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The issuer of a security or currency that serves as an index could take actions that may adversely affect an indexed debt security.

        The issuer of a security that serves as an index or part of an index for a series of indexed debt securities will have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holders. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

        If the index for a series of indexed debt securities includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed debt securities and no obligations to the holders of the indexed debt securities. That government may take actions that could adversely affect the value of the security. See "Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government policy can adversely affect currency exchange rates and an investment in non-U.S. dollar debt securities" above for more information about these kinds of government actions.

An indexed debt security may be linked to a volatile index, which could hurt your investment.

        Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on a series of indexed debt securities may vary substantially from time to time. Because the amounts payable with respect to indexed debt securities are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed debt security may be adversely affected by a fluctuation in the level of the relevant index.

        The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of indexed debt securities.

An index to which a debt security is linked could be changed or become unavailable.

        Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed debt security that is linked to the index. The indices for our indexed debt securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

        A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed debt security may allow us to delay determining the amount payable as principal or interest on an indexed debt security, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a debt security linked to an index of this kind, the value of the debt security, or the rate of return on it, may be lower than it otherwise would be.

        Some indexed debt securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with indexed debt securities of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed debt securities or the rates of return on them.

We may engage in hedging activities that could adversely affect an indexed debt security.

        In order to hedge an exposure on a particular series of indexed debt securities, we may, directly or through our affiliates, enter into transactions involving the debt securities, commodities or currencies or other instruments or measures that underlie the index for that debt security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of a series of indexed debt securities. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed debt securities may decline.

Information about indices may not be indicative of future performance.

        If we issue a series of indexed debt securities, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

Risks Relating to the Ordinary Shares and ADSs

Statoil's shares and American Depositary Shares may experience volatility which will negatively affect your investment.

        In recent years, most major stock markets have experienced significant price and trading volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the underlying companies. Accordingly, there could be significant fluctuations in the price of Statoil's shares and American Depositary Shares, or ADSs, each representing one ordinary share, even if our operating results meet the expectations of the investment community. In addition,

  •
  announcements by us or our competitors relating to operating results, earnings, volume, acquisitions or joint ventures, capital commitments or spending,

  •
  changes in financial estimates or investment recommendations by securities analysts,

  •
  changes in market valuations of other oil companies,

  •
  adverse economic performance or recession in the United States or Europe, or

  •
  disruptions in trading on major stock markets,

could cause the market price of Statoil's shares and ADSs to fluctuate significantly.

Cautionary Statement Concerning Forward-Looking Statements

        This prospectus, including documents that are filed with the SEC and incorporated by reference herein, and the related prospectus supplement may contain forward-looking statements with respect to the financial condition, results of operations and business of us and certain of our plans and objectives with respect to these items. These forward-looking statements are made pursuant to the "Safe Harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes, but not always, identified by words such as "aim", "anticipate", "believe", "continue", "estimate", "expect", "goal", "intend", "likely", "may", "objective", "plan", "seek", "should", "target", "will" and similar expressions to identify forward-looking statements. All statements other than statements of historical fact, including, among others, statements such as those regarding: goals and objectives relating to employees, recruitment of employees and employee compensation; future ability to identify, develop and apply existing and new technologies; efficiency and productivity goals for future operations and projects; our future response to climate change; environmental objectives; our future financial position; our future market position; business strategy; expected changes in ownership interests and structures; restructuring plans; competitive position; budgets; expected project development expenditures; plans for future development (including redevelopment) and operation of projects; reserve information; reserve replacement rates; reserve recovery factors; future ability to utilise and develop our expertise; projected levels of capacity; anticipated growth in geographical areas and market segments; oil and gas production forecasts; anticipated areas of market growth and decline; production growth; future composition of our exploration and project portfolios; exploration expenditure; expected exploration and development activities and plans; expected costs of decommissioning and removal activities; impact of facility maintenance activities; our ability to create value; planned turnarounds; expected unit production cost for equity volumes; expectations, objectives and plans for the employee pension plans; expected refining margins; expected start-up dates for projects and expected production and capacity of projects; projected impact of laws and regulations (including taxation laws and HSE regulations); HSE goals and objectives of management for future operations; plans for share repurchases; plans for payment of dividends and amounts of dividends; plans for marketing our products; expectations of the synergies produced by our recent acquisitions and our merger with Hydro; the impact of the uncertain world economy; expected capital expenditures; our expected ability to obtain short term and long term financing; our ability to manage our risk exposure; the projected levels of risk exposure with respect to financial counterparties; our ability to lower our funding costs; the expected impact of USD/NOK exchange rate fluctuations on our financial position; oil, gas and alternative fuel price levels and volatility; oil, gas and alternative fuel supply and demand; the markets for oil, gas and alternative fuel; renewable energy industry outlook; alternate fuel market outlook; projected operating costs; expected useful and economic lives of assets; the completion of acquisitions; obtaining licenses; obtaining licenses in the future; and the obtaining of regulatory and contractual approvals, are forward-looking statements. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above in "Risk Factors" above, elsewhere in this prospectus, or in the 2009 Annual Report on Form 20-F incorporated by reference herein.

        These forward-looking statements reflect current views with respect to future events and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements, including levels of industry product supply, demand and pricing; currency exchange rates; interest rates; trading activities; the political and economic policies of Norway and other oil-producing countries; general economic conditions; political stability and economic growth in relevant areas of the world; global political events and actions, including war, terrorism and sanctions; changes in laws and governmental regulations; the lack of necessary transportation infrastructure when a field is in a remote location; the timing of bringing new fields on stream; material differences from reserves estimates; an inability to find and develop reserves; adverse changes in tax regimes; the development and use of new technology; geological or technical difficulties; operational problems; security breaches; the actions of competitors; our ability to successfully exploit growth opportunities; the actions of field partners; industrial actions by workers; failing to attract and retain senior management and skilled personnel; failing to meet our ethical and social standards; natural disasters and adverse weather conditions and other changes to business conditions; and other factors discussed elsewhere in this report.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our future results, level of activity, performance or achievements will meet these expectations. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Unless we are required by law to update these statements, we will not necessarily update any of these statements after the date of this prospectus, either to make them conform to actual results or changes in our expectations. Additional information, including information on factors which may affect our business, is contained in our 2009 Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission, which can be found on our website at www.statoil.com.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us".

 WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        Statoil files annual and other reports with the SEC. Any document Statoil files with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room and their copy charges. The SEC filings are also available to the public from commercial document retrieval services and, for Statoil filings on or after February 20, 2002, at the website maintained by the SEC at http://www.sec.gov. Statoil's ordinary shares are listed on the Oslo Stock Exchange and its American depositary shares, representing ordinary shares of Statoil, are quoted on the New York Stock Exchange. You can consult reports and other information about Statoil that it has filed pursuant to the rules of the New York Stock Exchange and the Oslo Stock Exchange at those exchanges.

        We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of Statoil, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the Annual Report on Form 20-F for the fiscal year ended December 31, 2009 (the "2009 Annual Report on Form 20-F") filed with the SEC by Statoil ASA on March 26, 2010. We are further incorporating by reference the registration statement on Form 8-A containing a description of Statoil's ordinary shares and American Depositary Shares, filed on June 12, 2001, and any amendment or report filed for the purpose of updating such description. We also incorporate by reference our Current Report on Form 6-K filed with the SEC on May 20, 2010, regarding Statoil's first quarter 2010 results and our Current Report on Form 6-K filed with the SEC on May 25, 2010, regarding the sale of a stake in the Peregrino oil field in Brazil. Finally, we incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended, until we complete the offerings using this prospectus and our reports on Form 6-K furnished to the SEC after the date of this prospectus only to the extent that the forms expressly state that we incorporate them by reference in this prospectus.

        Information that we file with the SEC will automatically update and supercede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

        You may request a copy of these filings, at no cost, by writing or telephoning Statoil at the following address:

          Statoil ASA
  Forusbeen 50, N-4035
  Stavanger, Norway
  Tel. No.: 011-47-5199-0000

        You should rely only on the information that we incorporate by reference or provide in this prospectus or the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CIVIL LIABILITIES

        Statoil is a public limited company incorporated under the laws of the Kingdom of Norway. Statoil Petroleum is a limited company incorporated under the laws of the Kingdom of Norway. All of their directors and senior management, and some of the experts named in this document, currently reside outside the United States. All or a substantial portion of their assets and the assets of these individuals are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or upon Statoil or Statoil Petroleum, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Statoil or Statoil Petroleum. Furthermore, judgments of U.S. courts are generally not enforceable in Norway. We and Statoil Petroleum may comply with a U.S. judgment voluntarily, but, if we were not to do so, you would have to apply to a Norwegian court for an original judgment. Consequently, it could prove difficult to enforce civil liabilities solely based on U.S. securities law in Norway. In addition, awards of punitive damages in actions brought in the United States or elsewhere may not be enforceable in the Kingdom of Norway.

STATOIL ASA

        Statoil ASA is a public limited company incorporated under the laws of the Kingdom of Norway with its registered office at Forusbeen 50, N-4035 Stavanger, Norway. Our telephone number is +47 51 99 00 00. Our registration number in the Norwegian Register of Business Enterprises is 923 609 016. Statoil ASA was incorporated on September 18, 1972 under the name Den norske stats oljeselskap a.s. At an extraordinary general meeting held on February 27, 2001, it was resolved to convert into a public listed company and change our company name to Statoil ASA. On October 1, 2007, the oil and gas assets of Norsk Hydro ASA were merged with Statoil ASA.

        As of April 13, 2010, the Norwegian state owned a 67 percent interest in Statoil ASA directly and an additional 3.15 percent interest through Folketrygdfondet, totaling to a 70.15 percent interest in Statoil ASA. Statoil's corporate object is, either by itself or together with other companies, to carry out exploration, production, transportation, refining and marketing of petroleum and petroleum-derived products and other forms of energy as well as other businesses.

        Statoil is an integrated, major international oil and gas company. Statoil's operations commenced in 1972 with a primary focus on the exploration, development and production of oil and natural gas from the Norwegian Continental Shelf ("NCS"). Since then it has grown both domestically and internationally and is the leading producer of crude oil and gas on the technologically demanding NCS and is well positioned internationally. Including sales that it makes on behalf of the Norwegian state, Statoil is one of the largest net sellers of crude oil worldwide and the largest supplier of natural gas from the NCS to the growing Western European gas market. It is the largest corporate owner in the world's largest offshore pipeline network.

        You can find a more detailed description of Statoil's business and recent transactions in Statoil's 2009 Annual Report on Form 20-F, which is incorporated by reference in this prospectus.

STATOIL PETROLEUM AS

        Statoil Petroleum is a wholly-owned subsidiary of Statoil and was incorporated and registered as a limited company in Norway on February 1, 2007. The object of Statoil Petroleum, as set out in its articles of association, is to engage in exploration, production, transportation, refining and marketing of petroleum and petroleum-derived products, as well as other business. Statoil Petroleum is the owner of a considerable portion of the assets of the Statoil group (including licences, production plants and transportation systems and shareholdings in several international subsidiaries). Its main revenues are derived from the sale of crude oil and natural gas. Statoil Petroleum has no employees and is controlled and operated through the business lines of Statoil ASA.

USE OF PROCEEDS

        Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes, which may include working capital, the repayment of existing debt (including debt incurred in connection with acquisitions) or the financing of acquisitions.

CAPITALIZATION AND INDEBTEDNESS

        The following table sets forth our current and long-term liabilities and total capitalization as at March 31, 2010.

	As at March 31, 2010
	NOK	USD(1)
	(in millions)
Current liabilities:
Financial liabilities	5,144	860
Other current liabilities	112,456	18,797
Total current liabilities	117,600	19,657
Non-current liabilities:
Financial liabilities(2)	98,179	16,411
Unsecured	97,326	16,268
Secured	853	143
Other non-current liabilities	156,634	26,181
Total non-current liabilities	254,813	42,592
Minority interest:	1,902	318
Statoil shareholders' equity:
Share capital	7,972	1,333
Treasury shares	(14)	(2)
Additional paid-in capital	41,582	6,950
Additional paid-in capital related to treasury shares	(756)	(126)
Retained earnings	157,217	26,278
Other reserves	7,268	1,215
Total shareholders' equity	215,171	35,966
Total long-term liabilities and shareholders' equity	469,984	78,558

(1)
Solely for the convenience of the reader, translations from Norwegian kroner into U.S. dollars are made at the rate of NOK 5.9826 to USD 1, the Central Bank of Norway buying rate on March 31, 2010.

(2)
Since March 31, 2010, there has been no material change in our capitalization and indebtedness.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        This prospectus relates to, among other securities, debt securities issued by us. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures. The indenture relating to debt securities issued by Statoil is a contract that will be entered into among us, Statoil Petroleum, as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

        As you read this section, please remember that the specific terms of a series of debt securities as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        The trustee has two main roles:

  •
  First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under "—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs" below; and

  •
  Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.

        Statoil Petroleum acts as guarantor of the debt securities issued under the indenture. The guarantee is described under "Guarantee" below.

        The indenture and its associated documents contain the full legal text of the matters described in this section. The indenture, the debt securities and the guarantee are governed by New York law. A copy of the indenture is filed with the SEC as an exhibit to our registration statement. See "Where You Can Find More Information About Us" for information on how to obtain a copy.

        This section summarizes the material provisions of the indenture, the debt securities and the guarantee. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities or the guarantee. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

        We may issue as many distinct series of debt securities under the indenture as we wish. We may also from time to time without the consent of the holders of the debt securities create and issue further debt securities having the same terms and conditions as debt securities of an already issued series so that the further issue is consolidated and forms a single series with that series. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

Amounts That We May Issue

        The indenture does not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities and other securities at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

        The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment. When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

        Amounts that become due and payable on your debt securities in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a "specified currency". The specified currency for your debt securities will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the trustee, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in "—Additional Mechanics—Payment and Paying Agents". See "Risk Factors—Risks Relating to Debt Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency" above for more information about risks of investing in debt securities of this kind.

Form of Debt Securities

        We will issue debt securities in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "—Legal Ownership".

        In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Types of Debt Securities

        We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

        A series of debt securities of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. The prospectus supplement relating to original issue discount securities will describe special considerations applicable to them.

        Each series of fixed rate debt securities, except any zero coupon debt securities, will bear interest from their original issue date or from the most recent date to which interest on the debt securities have been paid or made available for payment. Interest will accrue on the principal of a series of fixed rate debt securities at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt securities are converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on a series of fixed rate debt securities on the basis of a 360-day year of twelve 30-day months, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under "—Additional Mechanics—Payment and Paying Agents".

Variable Rate Debt Securities

        A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are variable rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

        Each series of variable rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of variable rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under "—Additional Mechanics—Payment and Paying Agents".

        Calculation of Interest.    Calculations relating to a series of variable rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of variable rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

        For a series of variable rate debt securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the variable rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

        Upon the request of the holder of any variable rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        All percentages resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or .09876541) being rounded down to 9.87654 percent (or .0987654) and 9.876545 percent (or .09876545) being rounded up to 9.87655 percent (or .0987655). All amounts used in or resulting from any calculation relating to a series of variable rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a particular series of variable rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant variable rate debt securities and its affiliates.

Indexed Debt Securities

        A series of debt securities of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

  •
  securities of one or more issuers;

  •
  one or more currencies;

  •
  one or more commodities;

  •
  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

  •
  one or more indices or baskets of the items described above.

        If you are a holder of indexed debt securities, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt securities depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        A series of indexed debt securities may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. A series of indexed debt securities may also provide that the form of settlement may be determined at our option or at the holder's option.

        If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. See "Risk Factors—Risks Relating to Indexed Debt Securities" for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

        A fixed rate debt security, a variable rate debt security or an indexed debt security may be an original issue discount debt security. (Section 101). A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See "Taxation—United States Taxation of Debt Securities—United States Holders—Original Issue Discount" for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement

        In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement. The prospectus supplement relating to a series of debt securities will, to the extent applicable, describe the following terms of the series:

  •
  the title of the series of debt securities;

  •
  the issue price;

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  the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;

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  any limit on the aggregate principal amount of the series of debt securities;

  •
  any stock exchange on which we will list the series of debt securities;

  •
  the date or dates on which we will pay the principal of the series of debt securities;

  •
  whether the series of debt securities are fixed rate debt securities, variable rate debt securities or indexed debt securities;

  •
  if the series of debt securities are fixed rate debt securities, the interest rate at which the debt securities will bear interest, if any, and the interest payment dates;

  •
  if the series of debt securities are variable rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

  •
  if the series of debt securities are indexed debt securities, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the index or formula we will use to calculate these amounts, if any, and the terms on which the debt securities will be exchangeable for or payable in cash, securities or other property;

  •
  if the series of debt securities are also original issue discount debt securities, the yield to maturity;

  •
  the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;

  •
  any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;

  •
  the period within which the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by us and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

  •
  the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000;

  •
  the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;

  •
  if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;

  •
  if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;

  •
  the applicability of the provisions described later under "—Defeasance and Discharge";

  •
  if we may issue without your consent debt securities having the same terms and conditions as debt securities of an already issued series;

  •
  if the series of debt securities will be issuable in whole or part in the form of a global security as described later under "—Legal Ownership—Global Securities", the form of any legends to be borne by such global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

  •
  whether additional amounts will be payable as described later under "—Payment of Additional Amounts" and, if applicable, a related right to an optional tax redemption for such a series;

  •
  the forms of the debt securities of the series and the guarantees endorsed on them;

  •
  any changes in the covenants and the events of default described later under "Default and Related Matters—Events of Default";

  •
  any special U.S. federal income tax considerations relating to the series of debt securities;

  •
  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable;

  •
  any additional covenants to which we will be subject with respect to the debt securities of the series;

  •
  any other special features of the series of debt securities that are not inconsistent with the provisions of the indenture; and

  •
  the "Stated Intervals" and the "Record Date" for purposes of Sections 312(a) and 316(c) of the Trust Indenture Act.

        Unless otherwise stated in the prospectus supplement, the debt securities will be issued only in fully registered form without interest coupons. If we issue debt securities in bearer form, the special restrictions and considerations, including offering restrictions and U.S. tax considerations, relating to bearer debt securities will be described in the prospectus supplement.

Guarantee

        Statoil Petroleum will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities, including additional amounts, if any, and sinking fund payments, if any, which may be payable in respect of the debt securities, as described under "—Payment of Additional Amounts". Statoil Petroleum guarantees the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise. (Section 1401).

Legal Ownership

  Street Name and Other Indirect Holders

        We generally will not recognize investors who hold securities in accounts at banks or brokers as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. Holding securities in accounts at banks or brokers is called holding in street name. If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required. If you hold securities in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle voting if it were ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a direct holder as described below; and

  •
  how it would pursue rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests.

  Direct Holders

        Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, under the securities run only to persons who are registered as holders of securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a street name customer but does not do so.

  Global Securities

  What is a Global Security?

        A global security is a special type of indirectly held security, as described above under "—Street Name and Other Indirect Holders". If we choose to issue securities in the form of global securities, the ultimate beneficial owners can only be indirect holders.

        We require that the securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary. Any person wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement relating to an offering of a series of securities will indicate whether the series will be issued only in the form of global securities.

  Special Investor Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a holder of securities and instead deal only with the depositary that holds the global security.

        If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

  •
  You cannot get securities registered in your own name.

  •
  You cannot receive physical certificates for your interest in the securities.

  •
  You will be a street name holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained earlier under "—Street Name and Other Indirect Holders".

  •
  You may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

  •
  The depositary's policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way.

  Special Situations When the Global Security Will Be Terminated

        In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct holders. The rights of street name investors and direct holders in the securities have been previously described in the subsections entitled "—Street Name and Other Indirect Holders" and "—Direct Holders".

        The special situations for termination of a global security are:

  •
  When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary.

  •
  When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under "—Default and Related Matters—Events of Default".

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

        In the remainder of this description, "you" means direct holders and not street name or other indirect holders of securities. Indirect holders should read the previous subsection entitled "Street Name and Other Indirect Holders".

Redemption and Repayment

        Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, we will not be entitled to redeem a series of debt securities before their stated maturity, other than as described below under "—Special Situations—Optional Tax Redemption", unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt securities from you before their stated maturity unless the prospectus supplement specifies one or more repayment dates.

        If the prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt securities. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If the prospectus supplement specifies a redemption commencement date, your debt securities will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt securities, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt securities are being redeemed.

        If the prospectus supplement specifies a repayment date, the debt securities will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

        If we exercise an option to redeem any debt securities, we will give to the holder written notice of the principal amount of the debt securities to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date.

        If the debt securities represented by a global debt security are subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Overview of Remainder of this Description

        The remainder of this description summarizes:

  •
  Additional mechanics relevant to the debt securities under normal circumstances, such as how you transfer ownership and where we make payments.

  •
  Your rights under several special situations, such as if we merge with another company, if we want to change a term of the debt securities or if we want to redeem the debt securities for tax reasons.

  •
  Your rights to receive payment of additional amounts due to changes in the withholding tax requirements in the Kingdom of Norway.

  •
  A covenant contained in the indenture that restricts our ability to incur liens over certain kinds of assets. A particular series of debt securities may have additional covenants.

  •
  Your rights if we default or experience other financial difficulties.

  •
  Our relationship with the trustee.

Additional Mechanics

  Form, Exchange and Transfer

        You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. (Section 305). This is called an exchange.

        You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 305).

        You will not be required to pay a service charge for registering a transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

        If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 1002).

        If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 305).

  Payment and Paying Agents

        We will pay interest to you if you are a direct holder listed in the trustee's records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 307).

        Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

        We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

  Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments

        We or Statoil Petroleum may also arrange for additional payment offices, and may cancel or change these offices, including our or Statoil Petroleum's use of the trustee's corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities. (Sections 1002 and 1003).

        We may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of our debt securities even if we list the debt securities on a securities exchange.

  Payments Due in Other Currencies

        We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

        Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency.

        If the prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

        If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

        The foregoing will apply to any debt security and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

        If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

  Notices

        We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee's records. (Sections 101 and 106).

        Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us or Statoil Petroleum, as the case may be. After that two-year period, you may look only to us or Statoil Petroleum for payment and not to the trustee, any other paying agent or anyone else. (Section 1005).

Special Situations

  Mergers and Similar Events

        We and Statoil Petroleum are generally permitted to consolidate or merge with another company or firm. We and Statoil Petroleum are also permitted to sell or lease substantially all of their assets to another firm or to buy or lease substantially all of the assets of another firm. However, neither we, except in the case of a Reorganization (as defined below), nor Statoil Petroleum may take any of these actions unless all the following conditions, among others, are met:

  •
  Where we or Statoil Petroleum merge out of existence or sell or lease our or its assets, the other firm must assume our or Statoil Petroleum's obligations on the debt securities or guarantees, as applicable. The other firm's assumption of these obligations must include the obligation to pay the additional amounts described later under "—Payment of Additional Amounts"; and

  •
  The merger, sale or lease of assets or other transaction must not cause a default on the debt securities, and neither we nor Statoil Petroleum must already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described later under "—Default and Related Matters—Events of Default—What is an Event of Default?" A default for this purpose would also include any event that would be an event of default if the requirements for giving us default notice or the default having to exist for a specific period of time were disregarded.

        In the event of a Reorganization, Statoil will procure that none of its Principal Subsidiaries (as defined below) enters into any transaction or series of transactions if such transaction or series of transactions would result in the conveyance, transfer or lease of the properties and assets of Statoil and its Subsidiaries (as defined below) taken as a whole, substantially as an entirety to any person except in compliance with the above. (Section 801).

        For purposes of the indenture and this covenant, a "Reorganization" means the contribution, conveyance, sale, transfer or lease of the properties and assets of Statoil or Statoil Petroleum to any one or more Principal Subsidiaries, or of a Principal Subsidiary to another Principal Subsidiary or to Statoil or Statoil Petroleum, whether in one transaction or a series of transactions.

        As used in this covenant, "Principal Subsidiary" means at any time Statoil Petroleum or a company or other entity (i) which is fully consolidated in the consolidated balance sheet of Statoil, or in which Statoil directly or indirectly owns more than 50 percent of the issued share capital, (ii) the gross assets of which represent more than 10 percent of the consolidated gross assets of Statoil and its Subsidiaries (taken as a whole) and (iii) which is duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized. "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Statoil or by one or more other Subsidiaries, or by Statoil and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

  Modification and Waiver

        There are three types of changes we can make to the indenture and the debt securities.

        Changes Requiring Your Approval.    First, there are changes that cannot be made to your debt securities without your specific approval. (Section 902). Following is a list of those types of changes:

  •
  change the stated maturity of the principal, or any installment of principal or interest on a debt security;

  •
  reduce any principal amounts or the rate of interest on a debt security or any premium due on a debt security;

  •
  change any of our or Statoil Petroleum's obligations to pay additional amounts described later under "—Payment of Additional Amounts";

  •
  reduce the amount of principal payable upon acceleration of the maturity of an original issue discount security or any other debt security following a default;

  •
  change the place or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults;

  •
  modify any other aspect of the provisions dealing with modification and waiver of the indenture, unless to provide that additional provisions of the indenture cannot be modified or waived without your consent; and

  •
  modify or affect in any manner adverse to you the obligations of Statoil Petroleum that relate to the payment of principal, premium and interest and sinking fund payments.

        Changes Requiring a Majority Vote.    The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the outstanding securities of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities listed in the first category described previously under "Changes Requiring Your Approval" unless we obtain your individual consent to the waiver. (Section 513).

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 901).

        Further Details Concerning Voting.    When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

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  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement.

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  For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

  •
  Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "—Defeasance and Discharge". (Section 101).

  •
  We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time. (Section 104).

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

  Optional Tax Redemption

        We and Statoil Petroleum may have the option to redeem the debt securities in the two situations described below. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for outstanding original issue discount debt securities will be specified in the prospectus supplement for such securities. Furthermore, we must give you between 30 and 60 days' notice before redeeming the debt securities.

        The first situation is where, as a result of changes in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties, we or Statoil Petroleum would be required to pay additional amounts as described later under "—Payment of Additional Amounts".

        This applies only in the case of changes, executions or amendments that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where we are incorporated. If we or Statoil Petroleum are succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is organized or incorporated, and the applicable date will be the date the entity became a successor.

        We or Statoil Petroleum would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

        The second situation is where, following a merger, consolidation, sale or lease of our assets to a person that assumes our obligations on the debt securities, that person is required to pay additional amounts as described later under "—Payment of Additional Amounts". We, or the other person, would have the option to redeem the debt securities in this situation even if the additional amounts became payable immediately upon completion of the merger or sale transaction, including in connection with an internal corporate reorganization. Neither we nor that person have any obligation under the indenture to seek to avoid the obligation to pay additional amounts in this situation.

        We, or that other person, as applicable, shall deliver to the trustee an officer's certificate to the effect that the circumstances required for redemption exist. (Section 1108).

Payment of Additional Amounts

        The government or any political subdivision or taxing authority of such government of any jurisdiction where we or Statoil Petroleum are incorporated may require us or Statoil Petroleum to withhold amounts from payments on the principal or interest on a debt security or payment under the guarantees for taxes, assessments or any other governmental charges. If any such jurisdiction requires a withholding of this type, we or Statoil Petroleum may be required to pay you additional amounts so that the net amount you receive will be the amount specified in the debt security to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding. We and Statoil Petroleum will not have to pay additional amounts under any or any combination of the following circumstances:

  •
  The U.S. government or any political subdivision or taxing authority of such government is the entity that is imposing the tax, assessment or governmental charge.

  •
  The tax, assessment or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the debt security or receiving principal or interest in respect thereof. These connections include where the holder or related party:

  •
  is or has been a citizen or resident of the jurisdiction;

  •
  is or has been present or engaged in trade or business in the jurisdiction; or

  •
  has or had a permanent establishment in the jurisdiction.

  •
  The tax, assessment or governmental charge is imposed due to the presentation of a debt security, if presentation is required, for payment on a date more than 30 days after the security became due or after the payment was provided for, whichever occurs later, except to the extent that the holder would have been entitled to such additional amounts if it had presented the security for payment on any day within such 30 day period.

  •
  The tax, assessment or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge.

  •
  The tax, assessment or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholding.

  •
  The tax, assessment or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any of our following requests:

  •
  to provide information about the nationality, residence or identity or connection with the Kingdom of Norway or any political subdivision thereof of the holder or beneficial owner, or

  •
  to make a declaration or other similar claim or satisfy any information or reporting requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax, assessment or governmental charge.

  •
  The tax, assessment or governmental charge is imposed pursuant to European Union Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26 and 27, 2000 on the taxation of savings or any law or agreement implementing or complying with, or introduced to conform to, such directive.

  •
  The tax, assessment or governmental charge is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities, if presentation is required, to another paying agent.

  •
  The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, any debt security, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such security.

        These provisions will also apply to any present or future taxes, assessments or governmental charges imposed by any jurisdiction in which our successor or Statoil Petroleum's successor is organized or incorporated. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts. (Section 1009).

Covenants

        The indenture does not contain any covenants restricting our or Statoil Petroleum's ability to make payments, dispose of assets, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business, except as described under "—Special Situations—Mergers and Similar Events" above, and except as described in "—Negative Pledge" and "—Limitation on Sale and Leaseback Transactions" below. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.

  Negative Pledge

        For so long as any debt securities remain outstanding, neither we nor Statoil Petroleum will create, incur, guarantee or assume after the date of the indenture any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, pledge, security interest, lien or other similar encumbrance (a "mortgage" or "mortgages") on any "Principal Property" (defined below) or on any shares of stock or indebtedness of any "Restricted Subsidiary" (defined below), without effectively providing concurrently with the creation, incurrence, guarantee or assumption of such Debt that the debt securities (together with any other Debt of Statoil or Statoil Petroleum then existing or thereafter created ranking equally with the debt securities) will be secured equally and ratably with (or prior to) the Debt, so long as the Debt will be so secured.

        This restriction is subject to certain exceptions to which it does not apply, including but not limited to the following: (i) mortgages on property, shares of stock or indebtedness of any corporation existing at the time it becomes a subsidiary of Statoil or Statoil Petroleum provided that any such mortgage was not created in contemplation of becoming a subsidiary; (ii) mortgages on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on, all or any part of the property or to secure any Debt incurred prior to, at the time of, or within 12 months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon; (iii) mortgages on any Principal Property or on shares of stock or indebtedness of any subsidiary of Statoil or Statoil Petroleum, to secure all or any part of the cost of exploration, drilling, development, improvement, construction, alteration or repair of any part of the Principal Property or to secure any Debt incurred to finance or refinance all or any part of such cost; (iv) mortgages existing at the date of the indenture; (v) mortgages on property owned or held by any corporation or on shares of stock or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with either Statoil, Statoil Petroleum or a subsidiary, or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Statoil, Statoil Petroleum or a subsidiary; (vi) mortgages arising by operation of law (other than by reason of default); (vii) mortgages to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred; (viii) mortgages arising pursuant to the specific terms of any license, joint operating agreement, unitization agreement or other similar document evidencing the interest of Statoil, Statoil Petroleum or a subsidiary in any oil or gas field and/or facilities (including pipelines), provided that any such mortgage is limited to such interest; (ix) mortgages to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the mortgage relates to a Principal Property to which such project has been undertaken and the recourse of the creditors in respect of such mortgage is substantially limited to such project and Principal Property; (x) mortgages created in accordance with normal practice to secure Debt of Statoil or Statoil Petroleum whose main purpose is the raising of finances under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies; and (xi) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any mortgages referred to in (i) through (x) of this paragraph, or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement mortgage shall be limited to all or any part of the same property or shares of stock that secured the mortgage extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

        Notwithstanding the foregoing, Statoil and Statoil Petroleum may each create, incur, guarantee or assume Debt secured by a mortgage or mortgages which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other such Debt of Statoil or Statoil Petroleum in respect of Sale and Leaseback Transactions (as defined under "—Limitation on Sale and Leaseback Transactions" below) (other than Attributable Debt in respect of Sale and Leaseback Transactions permitted because Statoil or Statoil Petroleum would be entitled to create, incur, guarantee or assume such Debt secured by a mortgage on the property to be leased without equally and ratably securing any debt securities pursuant to the next preceding paragraph and other than Sale and Leaseback Transactions the proceeds of which have been applied as provided in clause (iii) under "—Limitation on Sale and Leaseback Transactions" below), does not at the time exceed 10% of Consolidated Net Tangible Assets (as defined under "—Limitation on Sale and Leaseback Transactions" below).

        The following types of transactions, among others, shall not be deemed to create Debt secured by a mortgage:

  (i)
  the sale or other transfer, by way of security or otherwise, of (a) oil, gas or other minerals in place or at the wellhead or a right or license granted by any governmental authority to explore for, drill, mine, develop, recover or get such oil, gas or other minerals (whether such license or right is held with others or not) for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such oil, gas or other minerals, or (b) any other interest in property of the character commonly referred to as "production payment"; and

  (ii)
  mortgages on property in favor of the United States or any state thereof, or the Kingdom of Norway, or any other country, or any political subdivision of any of the foregoing, or any department, agency or instrumentality of the foregoing, to secure partial progress, advance or other payments pursuant to the provisions of any contract or statute including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type, or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of construction of the property subject to such mortgages; provided that any such mortgage in favor of any country (other than the United States or the Kingdom of Norway), or any political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, shall be restricted to the property located in such country.

        For purposes of this covenant and "—Limitation on Sale and Leaseback Transactions" below, "Principal Property" means an interest in (i) any oil or gas producing property (including leases, rights or other authorizations to conduct operations over any producing property), (ii) any refining or manufacturing plant and (iii) any pipeline for the transportation of oil or gas, which in each case under (i), (ii) and (iii) above, is of material importance to the total business conducted by Statoil and its subsidiaries as a whole. "Restricted Subsidiary" means any subsidiary of Statoil or Statoil Petroleum which owns a Principal Property. (Section 1010).

  Limitation on Sale and Leaseback Transactions

        For so long as any debt securities remain outstanding, neither we nor Statoil Petroleum will enter into any arrangement with any person (not including any subsidiary) providing for the leasing by Statoil or Statoil Petroleum for a period, including renewals, in excess of three years, of any Principal Property which has been owned by Statoil or Statoil Petroleum for more than six months and which has been or is to be sold or transferred by Statoil or Statoil Petroleum to such person (a "Sale and Leaseback Transaction") unless, after giving effect thereto, the aggregate amount of all "Attributable Debt" (defined below) with respect to all such Sale and Leaseback Transactions plus all Debt (as defined under "—Negative Pledge" above) of Statoil or Statoil Petroleum incurred, issued, assumed or guaranteed and secured by a mortgage or mortgages (with the exception of Debt secured by a mortgage or mortgages on property that Statoil or Statoil Petroleum would be entitled to create, incur, issue, guarantee or assume without equally and ratably securing the debt securities pursuant to the provisions of "—Negative Pledge" above) does not exceed 10% of Statoil's Consolidated Net Tangible Assets (defined below).

        This restriction shall not apply to any Sale and Leaseback Transaction if:

  (i)
  Statoil or Statoil Petroleum would be entitled to create, incur, issue, guarantee or assume Debt secured by a mortgage or mortgages on the Principal Property to be leased without equally and ratably securing the Securities pursuant to the provisions of the indenture's negative pledge covenant,

  (ii)
  within a period commencing 12 months prior to the consummation of the Sale and Leaseback Transaction and ending 12 months after the consummation of such Sale and Leaseback Transaction, Statoil or Statoil Petroleum has expended or will expend for any Principal Property an amount equal to:

  (a)
  the greater of (x) the net proceeds received by Statoil or Statoil Petroleum from such Sale and Leaseback Transaction and (y) the fair market value of the Principal Property so sold at the time of entering into such transaction, as determined by the Board of Directors of Statoil or Statoil Petroleum (the greater of the sums specified in clauses (x) and (y) being referred to herein as the "Net Proceeds"), or

  (b)
  a part of the Net Proceeds and Statoil or Statoil Petroleum elects to apply the balance of such Net Proceeds in the manner described in the following clause (iii); or

  (iii)
  Statoil or Statoil Petroleum within 12 months after the consummation of any such Sale and Leaseback Transaction, applies an amount equal to the Net Proceeds (less any amount elected under clause (ii) above) to the retirement of Funded Debt of either Statoil or Statoil Petroleum ranking pari passu with the debt securities of each series. No retirement referred to in clause (iii) may be effected by payment at maturity or pursuant to any mandatory sinking fund or prepayment provision.

        For purposes of this covenant "Attributable Debt" means, as to any lease in respect of a Sale and Leaseback Transaction, as of the date of determination, the lesser of (i) the fair value of the property subject to the Sale and Leaseback Transaction (as determined by the Board of Directors of Statoil or Statoil Petroleum) and (ii) the present value (discounted at a rate equal to the weighted average of the rate of interest on all securities then issued and outstanding under the indenture, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

        "Consolidated Net Tangible Assets" means the aggregate amount of consolidated total assets of Statoil and its consolidated subsidiaries after deducting therefrom (a) all current liabilities and (b) all goodwill, trade names, trademarks, patents and other like intangible assets, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of Statoil.

        "Funded Debt" means any indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof.

Defeasance and Discharge

  Full Defeasance

        The following discussion of full defeasance and discharge and covenant defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement. (Section 1301).

        We can legally release ourselves from any payment or other obligations on the debt securities, except for various obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that as a result of a change in U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves or stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling that states the same conclusion.

  •
  If the debt securities are listed on a securities exchange, we must deliver to the trustee a legal opinion of our counsel confirming that the deposit, defeasance and discharge will not cause the debt securities to be delisted.

        However, even if we take these actions, a number of our obligations relating to the debt securities will remain. These include the following obligations:

  •
  to register the transfer and exchange of debt securities;

  •
  to replace mutilated, destroyed, lost or stolen debt securities;

  •
  to maintain paying agencies; and

  •
  to hold money for payment in trust. (Section 1302).

  Covenant Defeasance

        We can be legally released from compliance with certain covenants, including those described under "Restrictive Covenants" and any that may be described in the applicable prospectus supplement and including the related Events of Default if, in addition to other actions, we take all the steps described above under "Defeasance and Discharge" except that the opinion of counsel does not have to refer to a change in United States federal income tax laws or a ruling from the United States Internal Revenue Service. (Section 1303).

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there is a shortfall in the trust deposit. In fact, if any event of default occurs (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall. (Sections 1303 and 1304).

Default and Related Matters

  Ranking

        The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

  Events of Default

        You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

        What Is an Event of Default?    The term event of default means any of the following:

  •
  We do not pay interest on a debt security within 30 days of its due date.

  •
  We do not pay the principal or any premium on a debt security on its due date.

  •
  We do not deposit any sinking fund payment on its due date or within any applicable grace period.

  •
  We remain in breach of any covenant or any other term of the indenture for 90 days after we receive a notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of the affected series.

  •
  We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

  •
  Any other event of default provided with respect to securities of that series. (Section 501).

        Remedies If an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of not less than 25 percent in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series (or, if any debt securities of that series are original issue discount securities, such portion of the principal amount of such securities as may be specified by the terms thereof) to be due and immediately payable, by a notice in writing to us and Statoil Petroleum (and to the trustee if given by the holders). This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the outstanding debt securities of the affected series if certain conditions are met. (Section 502).

        Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. (Section 603). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture. The trustee may decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would involve the trustee in personal liability. (Section 512).

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  The trustee must be given written notice that an event of default has occurred and remains uncured.

  •
  The holders of not less than 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking such request.

  •
  The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

  •
  No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series. (Section 507).

  •
  However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date. (Section 508).

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

        We will furnish to the trustee every year a written statement of certain of our officers and directors certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 1005).

Regarding the Trustee

        Deutsche Bank Trust Company Americas will act as the trustee under the indenture. We and some of our subsidiaries maintain ordinary banking relations with the trustee and affiliates of the trustee in the ordinary course of business.

        If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded, the trustee may therefore be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF ORDINARY SHARES AND AMERICAN DEPOSITARY SHARES

        For a description of Statoil's ordinary shares and American Depositary Shares, see Statoil's Form 8-A, filed on June 12, 2001, which is incorporated by reference in this prospectus, or descriptions in subsequent filings incorporated by reference in this prospectus.

CLEARANCE AND SETTLEMENT

        Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company ("DTC") in the United States, Clearstream Banking, société anonyme, in Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V. in Brussels, Belgium ("Euroclear"). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

        The policies of DTC, Clearstream, Luxembourg and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

        We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Clearstream, Luxembourg and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

  DTC

        DTC has advised us as follows:

  •
  DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

  Clearstream, Luxembourg

        Clearstream, Luxembourg has advised us as follows:

  •
  Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

  •
  Clearstream, Luxembourg's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

  Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have custodial relationships with Euroclear customers.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

  Other Clearing Systems

        We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

  Clearance and Settlement Procedures—DTC

        DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

  Clearance and Settlement Procedures—Euroclear and Clearstream, Luxembourg

        We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

  Trading between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to United States corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities, or such other procedures as are applicable for other securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

  Trading between Euroclear and/or Clearstream, Luxembourg Participants

        We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form for debt securities, or such other procedures as are applicable for other securities.

  Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

        A purchaser of securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the securities either against payment or free of payment.

        The interests in the securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

        Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the securities were credited to their accounts). However, interest on the securities would accrue from the value date. Therefore, in many cases, the investment income on securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

United States Taxation

        This section describes the material United States federal income tax consequences of acquiring, owning and disposing of securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered securities in an offering or offerings contemplated by this prospectus and you hold the offered securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell LLP, U.S. counsel to the issuer. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

  •
  a dealer in securities or currencies,

  •
  a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,

  •
  a tax-exempt organization,

  •
  a life insurance company,

  •
  in the case of debt securities, a bank,

  •
  in the case of shares or ADSs, a person that actually or constructively owns 10 percent or more of the voting stock of Statoil,

  •
  a person that holds offered securities as part of a straddle or a hedging or conversion transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),

  •
  a person liable for alternative minimum tax, or

  •
  a United States holder (as defined below) whose functional currency is not the U.S. dollar.

        This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

        You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

  •
  a citizen or resident of the United States,

  •
  a domestic corporation,

  •
  an estate whose income is subject to United States federal income tax regardless of its source, or

  •
  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        You are a United States alien holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

  •
  a nonresident alien individual;

  •
  a foreign corporation; or

  •
  an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

        If a partnership holds the offered securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the offered securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the offered securities.

  Medicare Tax

        For taxable years beginning after December 31, 2012, a U.S. person that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. person's "net investment income" for the relevant taxable year and (2) the excess of the U.S. person's modified gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A U.S. holder's net investment income will generally include its dividend income, interest income, and its net gains from the disposition of shares, ADSs, or debt securities, unless such dividends, interest payments, or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. person that is an individual, estate or trust, you are advised to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the shares, ADSs, or debt securities.

  Information with Respect to Foreign Financial Assets

        Under recently enacted legislation, individuals that own "specified foreign financial assets" with an aggregate value in excess of $50,000 in taxable years beginning after March 18, 2010 will generally be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. holders that are individuals are advised to consult their tax advisors regarding the application of this legislation to their ownership of the shares, ADSs, or debt securities.

You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered securities in your particular circumstances.

United States Taxation of Debt Securities

        This discussion describes the principal United States federal income tax consequences of owning the debt securities described in this prospectus.

        This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue and any other debt securities with special United States federal income tax consequences will be discussed in the applicable prospectus supplement. This discussion is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as of the date hereof. These laws are subject to change, possibly on a retroactive basis.

  United States Holders

        If you are not a United States holder, this section does not apply to you, and you should see the sections entitled "United States Alien Holders" below for information that may apply to you.

        Payments of Interest.    Except as described below in the case of interest on a "discount debt security" that is not "qualified stated interest", each as defined later under "Original Issue Discount—General", you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or at the time it accrues, depending on your method of accounting for tax purposes. We refer to a currency, composite currency or basket of currencies other than U.S. dollars as foreign currency throughout this section.

        Interest paid on, and original issue discount (as described later under "Original Issue Discount"), if any, accrued with respect to the debt securities that are issued by us constitutes income from sources outside the United States, and subject to the rules regarding the foreign tax credit allowable to a United States holder. Under the foreign tax credit rules, interest will be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to a United States holder.

        Cash Basis Taxpayers.    If you are a taxpayer that uses the "cash receipts and disbursements" method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

        Accrual Basis Taxpayers.    If you are a taxpayer that uses the accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year).

        If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you own at the beginning of the first taxable year to which the election applies and to all debt instruments that you thereafter acquire. You may not revoke this election without the consent of the Internal Revenue Service.

        When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars on such date.

        Original Issue Discount.    General.    If you own a debt security, other than a debt security with a term of one year or less, referred to as a "short-term debt security", it will be treated as issued at an original issue discount, and referred to as a "discount debt security", if the amount by which the debt security's "stated redemption price at maturity" exceeds its "issue price" is more than a "de minimis amount". All three terms are defined below. Generally, a debt security's "issue price" will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security's "stated redemption price at maturity" is the total of all payments provided by the debt security that are not payments of "qualified stated interest". Generally, an interest payment on a debt security is "qualified stated interest" if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods) applied to the outstanding principal amount of the debt security. There are special rules for "variable rate debt securities" that we discuss below under "Variable Rate Debt Securities".

        In general, your debt security is not a discount debt security if the amount by which its "stated redemption price at maturity" exceeds its "issue price" is less than 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity, referred to as the "de minimis amount". Your debt security will have "de minimis original issue discount" if the amount of the excess is less than the de minimis amount. If your debt security has "de minimis original issue discount", you must include it in income as stated principal payments are made on the debt security, unless you make the election described below under "Election to Treat All Interest as Original Issue Discount". You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security's de minimis original issue discount by a fraction equal to:

  •
  the amount of the principal payment made

  divided by:

  •
  the stated principal amount of the debt security.

        Inclusion of Original Issue Discount in Income.    Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, with respect to your discount debt security in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your discount debt security. More specifically, you can calculate the amount of OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you own your discount debt security, referred to as "accrued OID". You can determine the daily portion by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on your discount debt security must occur on either the first or final day of an accrual period.

        You can determine the amount of OID allocable to an accrual period by:

  •
  multiplying your discount debt security's adjusted issue price at the beginning of the accrual period by your debt security's yield to maturity, and then

  •
  subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

        You must determine the discount debt security's yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security's adjusted issue price at the beginning of any accrual period by:

  •
  adding your discount debt security's issue price and any accrued OID for each prior accrual period, and then

  •
  subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

        If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval (including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval) pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

        The amount of OID allocable to the final accrual period is equal to the difference between:

  •
  the amount payable at the maturity of your debt security (other than any payment of qualified stated interest); and

  •
  your debt security's adjusted issue price as of the beginning of the final accrual period.

        Acquisition Premium.    If you purchase your debt security for an amount that is less than or equal to the sum of all amounts (other than qualified stated interest) payable on your debt security after the purchase date but is greater than the amount of your debt security's adjusted issue price (as determined above under "Inclusion of Original Issue Discount in Income"), the excess is "acquisition premium". If you do not make the election described below under "Election to Treat All Interest as Original Issue Discount", then you must reduce the daily portions of OID by an amount equal to:

  •
  the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of your debt security divided by:

  •
  the excess of the sum of all amounts payable (other than qualified stated interest) on your debt security after the purchase date over your debt security's adjusted issue price.

        Pre-Issuance Accrued Interest.    An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

  •
  a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

  •
  the first stated interest payment on your debt security is to be made within one year of your debt security's issue date; and

  •
  the payment will equal or exceed the amount of pre-issuance accrued interest.

        If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount of interest payable on your debt security.

        Debt Securities Subject to Contingencies Including Optional Redemption.    Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies (other than a remote or incidental contingency), whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

  •
  the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

  •
  one of such schedules is significantly more likely than not to occur.

        If there is no single payment schedule that is significantly more likely than not to occur (other than because of a mandatory sinking fund or certain options discussed below), you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

        Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or the issuer have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

  •
  in the case of an option or options that the issuer may exercise, the issuer will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

  •
  in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

        If both you and the issuer hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You will determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

        If a contingency (including the exercise of an option) actually occurs or does not occur contrary to an assumption made according to the above rules, referred to as a "change in circumstances", then, except to the extent that a portion of your debt security is repaid as a result of the change in circumstances and solely to determine the amount and accrual of OID, you must re-determine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security's adjusted issue price on that date.

        Election to Treat All Interest as Original Issue Discount.    You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under the heading "Inclusion of Original Issue Discount in Income", with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under "Debt Securities Purchased at a Premium") or acquisition premium.

        If you make this election for your debt security, then, when you apply the constant-yield method:

  •
  the "issue price" of your debt security will equal your cost;

  •
  the issue date of your debt security will be the date you acquired it; and

  •
  no payments on your debt security will be treated as payments of qualified stated interest.

        Generally, this election will apply only to the debt security for which you make it; however, if the debt security for which this election is made has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium (other than debt instruments the interest on which is excludible from gross income) that you own as of the beginning of the taxable year in which you acquire the debt security for which you made this election or which you acquire thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under "Market Discount" to include market discount in income currently over the life of all debt instruments that you currently own or thereafter acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

        Variable Rate Debt Securities.    Your debt security will be a "variable rate debt security" if:

  •
  your debt security's "issue price" does not exceed the total non-contingent principal payments by more than the lesser of:

  •
  0.015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date; or

  •
  15 percent of the total non-contingent principal payments; and

  •
  your debt security provides for stated interest (compounded or paid at least annually) only at:

  •
  one or more "qualified floating rates";

  •
  a single fixed rate and one or more qualified floating rates;

  •
  a single "objective rate"; or

  •
  a single fixed rate and a single objective rate that is a "qualified inverse floating rate".

        Your debt security will have a variable rate that is a "qualified floating rate" if:

  •
  variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

  •
  the rate is equal to such a rate multiplied by either:

  •
  a fixed multiple that is greater than 0.65 but not more than 1.35; or

  •
  a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

        Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions, including caps, floors, governors, or other similar restrictions, unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

        Your debt security will have a variable rate that is a single "objective rate" if:

  •
  the rate is not a qualified floating rate;

  •
  the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

  •
  the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

        Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security's term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security's term.

        An objective rate as described above is a "qualified inverse floating rate" if:

  •
  the rate is equal to a fixed rate minus a qualified floating rate; and

  •
  the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

        Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

  •
  the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

  •
  the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

        In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or for one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

        If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate, other than at a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

  •
  determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

  •
  constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

  •
  determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

  •
  adjusting for actual variable rates during the applicable accrual period.

        When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

        If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate, other than at a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

        Short-Term Debt Securities.    In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID (as specially defined below for the purposes of this paragraph) for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the OID accrued on a straight-line basis, unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

        When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security's stated redemption price at maturity.

        Foreign Currency Discount Debt Securities.    You must determine OID for any accrual period on your discount debt security if it is denominated in, or determined by reference to, a foreign currency in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under "Payments of Interest". You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

        Debt Securities Purchased at a Premium.    If you purchase your debt security for an amount in excess of all amounts payable on the debt security after the acquisition date, other than payments of qualified stated interest, you may elect to treat the excess as "amortizable bond premium". If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable, based on your debt security's yield to maturity, to that year. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you own at the beginning of the first taxable year to which the election applies, and to all debt instruments that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also "Election to Treat All Interest as Original Issue Discount".

        Market Discount.    You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount and your debt security will be a "market discount debt security" if:

  •
  you purchase your debt security for less than its issue price (as determined above under "—Original Issue Discount—General"); and

  •
  your debt security's stated redemption price at maturity or, in the case of a discount debt security, the debt security's "revised issue price", exceeds the price you paid for your debt security by at least 1/4 of 1 percent of your debt security's stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security's maturity.

        To determine the "revised issue price" of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its "issue price".

        If your debt security's stated redemption price at maturity or, in the case of a discount debt security, its "revised issue price", does not exceed the price you paid for the debt security by 1/4 of one percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes "de minimis market discount", and the rules that we discuss below are not applicable to you.

        If you recognize gain on the maturity or disposition of your market discount debt security, you must treat it as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to currently include market discount in income over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election to accrue market discount using a constant-yield method, it will apply only to the debt security with respect to which it is made and you may not revoke it.

        If you own a market discount debt security and do not elect to include market discount in income currently, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

        Purchase, Sale and Retirement of the Debt Securities.    Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

  •
  adding any OID or market discount, and de minimis original issue discount previously included in income with respect to your debt security, and then

  •
  subtracting the amount of any payments on your debt security that are not qualified stated interest payments (except for payments in respect of de minimis market discount) and the amount of any amortizable bond premium applied to reduce interest on your debt security.

        If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer (or an accrual basis taxpayer, if you so elect), and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

        You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

  •
  the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulation;

  •
  the date of disposition, if you are an accrual basis taxpayer; or

  •
  the settlement date for the sale, if you are a cash basis taxpayer (or an accrual basis taxpayer if you so elect) and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

        You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

  •
  attributable to changes in exchange rates as described in the next paragraph;

  •
  described above under "Original Issue Discount—Short-Term Debt Securities" or "Market Discount";

  •
  attributable to accrued but unpaid interest; or

  •
  the rules governing contingent payment obligations apply.

        Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the debt security is held for more than one year.

        You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

        Exchange of Amounts in Currencies Other Than U.S. Dollars.    If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss from sources within the United States.

        Indexed Debt Securities.    The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities.

  United States Alien Holders

        This section describes the United States federal income tax consequences to a United States alien holder of acquiring, owning and disposing of debt securities issued by us.

        Under United States federal income and estate tax law, and, subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security, interest on a debt security paid to you is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

  •
  you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Internal Revenue Code, or

  •
  you both

  •
  have an office or other fixed place of business in the United States to which the interest is attributable, and

  •
  derive the interest in the active conduct of a banking, financing or similar business within the United States.

        Purchase, Sale, Retirement and Other Disposition of the Debt Securities.    If you are a United States alien holder of a debt security, you generally will not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security unless:

  •
  the gain is effectively connected with your conduct of a trade or business in the United States, or

  •
  you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

        For purposes of the United States federal estate tax, the debt securities will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

  Treasury Regulations Requiring Disclosure of Reportable Transactions

        Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

  Backup Withholding and Information Reporting

        This section describes the backup withholding and information reporting relating to holders of debt securities.

        If you are a non-corporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  •
  payments of principal and interest on a debt security within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

  •
  the payment of the proceeds from the sale of a debt security effected at a United States office of a broker.

        Additionally, backup withholding will apply to such payments if you are a non-corporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  payments of principal and interest made to you outside the United States by the Issuer or another non-United States payor and

  •
  other payments of principal and interest and the payment of the proceeds from the sale of a debt security effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a debt security that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of a debt security effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

    •
    such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the United States Internal Revenue Service.

United States Taxation of Shares and ADSs

        This section is based in part upon the representations of the Depositary and the assumption that each obligation in the Deposit Agreement and any related agreement will be performed in accordance with its terms. In general, and taking into account this assumption, for United States federal income tax purposes, if you hold American Depositary Receipts, or ADRs, evidencing ADSs, you will be treated as the owner of the ordinary shares represented by those ADSs. Exchanges of ordinary shares for ADRs, and ADRs for ordinary shares, generally will not be subject to United States federal income tax.

  Dividends

        United States Holders.    Under the United States federal income tax laws, and subject to the passive foreign investment company, or PFIC, rules discussed below, if you are a United States holder, the gross amount of any dividend paid by Statoil out of its current or accumulated earnings and profits (as determined for United States federal income tax purposes) is subject to United States federal income taxation. If you are a non-corporate United States holder, qualified dividend income paid to you in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15 percent, provided that you hold the shares or ADSs for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet certain other holding period requirements. Dividends we pay with respect to the shares or ADSs generally will be qualified dividend income.

        You must include any Norwegian tax withheld from the dividend payment even though you do not in fact receive it. The dividend is taxable to you when you, in the case of shares, or the Depositary, in the case of ADSs, receive the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. The amount of the dividend distribution that you must include in your income as a United States holder will be the U.S. dollar value of the Norwegian kroner payments made, determined at the spot Norwegian kroner/U.S. dollar rate on the date the dividend distribution is includible in your income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date you include the dividend payment in income to the date you convert the payment into U.S. dollars or other property will be treated as ordinary income or loss and will not be eligible for the special tax rate applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the shares or ADSs and thereafter as capital gain.

        Subject to certain limitations, the Norwegian tax withheld in accordance with the Convention between the United States of America and the Kingdom of Norway for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Property (the "Treaty") and paid over to Norway will be creditable or deductible against your United States federal income tax liability. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the maximum 15 percent tax rate. To the extent a refund of the tax withheld is available to you under Norwegian law, the amount of tax withheld that is refundable will not be eligible for credit against your United States federal income tax liability.

        For foreign tax credit purposes, dividends will be income from sources outside the United States and will, depending on your circumstances, be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to you.

        United States Alien Holders.    If you are a United States alien holder, dividends paid to you in respect of shares or ADSs will not be subject to United States federal income tax unless the dividends are "effectively connected" with your conduct of a trade or business within the United States, and the dividends are attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis. In such cases, you generally will be taxed in the same manner as a United States holder. If you are a corporate United States alien holder, "effectively connected" dividends may, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  Capital Gains

        United States Holders.    Subject to the PFIC rules discussed below, if you are a United States holder and you sell or otherwise dispose of your shares or ADSs, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis, determined in U.S. dollars, in your shares or ADSs. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the shares or ADSs are held for more than one year. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

        United States Alien Holders.    If you are a United States alien holder, you will not be subject to United States federal income tax on gain recognized on the sale or other disposition of your shares or ADSs unless:

  •
  the gain is "effectively connected" with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, or

  •
  you are an individual, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist.

        If you are a corporate United States alien holder, "effectively connected" gains that you recognize may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30 percent rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

  PFIC Rules

        We believe that shares and ADSs should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. If we were to be treated as a PFIC, unless a United States holder elects to be taxed annually on a mark-to-market basis with respect to the shares or ADSs, gain realized on the sale or other disposition of your shares or ADSs would in general not be treated as capital gain. Instead, if you are a United States holder, you would be treated as if you had realized such gain and certain "excess distributions" ratably over your holding period for the shares or ADSs and would be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, your shares or ADSs will be treated as stock in a PFIC if we were a PFIC at any time during your holding period in your shares or ADSs. Dividends that you receive from us will not be eligible for the special tax rates applicable to qualified dividend income if we are treated as a PFIC with respect to you either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

  Backup Withholding and Information Reporting

        If you are a non-corporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

  •
  dividend payments or other taxable distributions made to you within the United States, and

  •
  the payment of proceeds to you from the sale of shares or ADSs effected at a United States office of a broker.

        Additionally, backup withholding may apply to such payments if you are a non-corporate United States holder that:

  •
  fails to provide an accurate taxpayer identification number,

  •
  is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your United States federal income tax returns, or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments made to you outside the United States by Statoil or another non-United States payor, and

  •
  other dividend payments and the payment of the proceeds from the sale of shares or ADSs effected at a United States office of a broker, as long as the income associated with such payments is otherwise exempt from United States federal income tax and

  •
  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished the payor or broker:

  •
  an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

  •
  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with United States Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of shares or ADSs effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares or ADSs that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in United States Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of shares or ADSs effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50 percent or more of whose gross income is "effectively connected" with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in United States Treasury regulations, who in the aggregate hold more than 50 percent of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the United States Internal Revenue Service.

Norwegian Taxation of Debt Securities and Payments under the Guarantees

        The following summary is based on current Norwegian law and practice, which is subject to changes that could prospectively or retrospectively modify or adversely affect the stated tax consequence. Prospective purchasers of securities should consult their own professional advisors as to their respective tax positions.

        Under Norwegian law, payments of interest by Statoil ASA to a Norwegian resident for tax purposes under the debt securities may be subject to Norwegian tax, at a rate of 28%. Payments made by Statoil ASA under the debt securities to persons who are not Norwegian residents for tax purposes, referred to herein as non-residents, whether in respect of principal or interest on the debt securities, are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person's branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein. In the event that any withholding is subsequently imposed with respect to any such payment as described in "Description of the Debt Securities and Guarantees—Additional Amounts" above, Statoil ASA will (subject to certain exceptions and limitations) pay such additional amounts under the debt securities as will result (after deduction of said withholding tax) in the payment of the amounts which would otherwise have been payable in respect of such debt securities had there been no such withholding tax. In addition, no income, capital gains, transfer or similar tax is currently imposed by Norway or any political subdivision thereof or therein on a sale, redemption or other disposition of debt securities, except for payments attributable to a non-resident's branch, permanent establishment, or operation that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

        Under Norwegian law, payments of interest by Statoil Petroleum to a Norwegian resident for tax purposes under the guarantee may be subject to Norwegian tax, at a rate of 28%. Payments by Statoil Petroleum under the guarantee to persons who are not Norwegian residents for tax purposes are not subject to any tax imposed by Norway or any political subdivision thereof or therein except for payments attributable to such person's branch, permanent establishment or operations in Norway that may be subject to tax imposed by Norway or any political subdivision thereof or therein.

Norwegian Taxation of Ordinary Shares and ADSs

  Taxation of Dividends

        Corporate shareholders resident in Norway for tax purposes are exempt from tax on dividends decided by the shareholders meeting of Norwegian companies except according to a recent change in the Norwegian exemption method, three percent of any such dividends will be taxable at a rate of 28 percent.

        For individual shareholders resident in Norway for tax purposes, a classical system with partial double taxation was implemented as of January 1, 2006. Dividend income exceeding a "shield interest deduction", which is an amount equal to the risk-free interest after tax on the base cost of the shareholding, will be taxable at a flat rate, currently 28 percent. The average interest on Treasury bills of three months' maturity will be applied.

        Non-resident shareholders are as a general rule subject to a withholding tax at a rate of 25 percent on dividends distributed by Norwegian companies. This withholding tax does not apply to corporate shareholders resident for tax purposes in European Economic Area (EEA) countries, provided that the corporate shareholder within the EEA area, have a "real establishment" in that country and the company must also take part in "genuine economic activity" here. Whether a company has a "real establishment" or takes part in "genuine economic activity" will depend on an overall evaluation.

        If Norway according to a tax treaty or other treaties/conventions may request information from the state of establishment, the shareholders obligation would be to document that it is established in an EEA State and is actually carrying out an economic business activity in the EEA State. If no such tax treaty/convention exists, the shareholder must present a declaration from the tax authorities in the other EEA State which confirms that the documentation is correct.

        The withholding tax rate of 25 percent is often reduced in tax treaties between Norway and the country in which the shareholder is resident. Generally, the treaty rate does not exceed 15 percent and in cases where a corporate shareholder holds a qualifying percentage of the shares of the distributing company, the withholding tax rate on dividends may be further reduced, even to zero percent under some tax treaties. The withholding tax rate in the tax treaty between the United States and Norway is currently 15 percent in all cases. However, the treaty is in the process of being renegotiated. The withholding tax does not apply to shareholders that carry on business activities in Norway and whose shares are effectively connected with such activities. In that case, the rules described in the paragraph above regarding corporate shareholders resident in Norway apply. We are obligated by law to deduct any applicable withholding tax when paying dividends to non-resident shareholders.

        The 15 percent withholding rate under the tax treaty between Norway and the United States will apply to dividends paid on shares held directly by holders properly demonstrating to the company that they are entitled to the benefits of the tax treaty.

        Dividends paid to the depositary for redistribution to shareholders holding ADSs will at the outset be subject to a withholding tax of 25 percent. The beneficial owners will in this case have to apply to the Central Office for Foreign Tax Affairs (COFTA) for refund of the excess amount of tax withheld. As yet, there is no standardized application form to obtain a refund of Norwegian withholding tax. An application must contain the following:

  1.
  a specification of the distributing company(ies) involved, the exact amount of shares, the date the dividend payments were made, the total dividend payment, the withholding tax drawn in Norway and what amount is being reclaimed. The withholding tax must be calculated in Norwegian currency and all sums specified accordingly (in NOK);

  2.
  documentation that shows that the refund claimant received the dividends and which withholding tax rate was used in Norway;

  3.
  a certificate of residence issued by the tax authorities stating that the refund claimant is resident for tax purposes in that state in the income year in question or at the time the dividends were decided. This documentation must be in original form;

  4.
  the information necessary to decide whether the refund claimant is an entity comprised by the tax exemption model;

  5.
  the information necessary to decide whether the refund claimant is the beneficial owner of the dividend payment(s); and

  6.
  if the securities are registered with a foreign custodian/bank/clearing central the claimant must submit information on which foreign custodian/bank/clearing central the securities are registered with in Norway.

        The application must be signed by the applicant. If the application is signed by proxy, a copy of the letter of authorization must be enclosed.

        However, pursuant to agreements with The Financial Supervisory Authority of Norway and the Norwegian Directorate of Taxes, The Bank of New York, acting as depositary, is entitled to receive dividends from us for redistribution to a beneficial owner of shares or ADSs at the applicable treaty withholding rate, provided the beneficial holder has furnished The Bank of New York with appropriate certification to establish such holder's eligibility for the benefits under an applicable tax treaty with Norway.

        Wealth Tax.    The shares are included when computing the wealth tax imposed on individuals who for tax purposes are considered resident in Norway. Norwegian joint stock companies and certain similar entities are not subject to wealth tax. Currently, the marginal wealth tax rate is 1.1 percent of the value assessed. The value for assessment purposes for shares listed on the Oslo Stock Exchange is the full listed value of such shares as of January 1 in the year of assessment.

        Non-resident shareholders are not subject to wealth tax in Norway for shares in Norwegian joint stock companies unless the shareholder is an individual and the shareholding is effectively connected with his business activities in Norway.

        Inheritance Tax and Gift Tax.    When shares or ADSs are transferred, either through inheritance or as a gift, such transfer may give rise to inheritance tax in Norway if the deceased, at the time of death, or the donor, at the time of the gift, is a resident or citizen of Norway. If a Norwegian citizen at the time of death, however, is not a resident of Norway, Norwegian inheritance tax will not be levied if an inheritance tax or a similar tax is levied by the country of residence. Irrespective of citizenship, Norwegian inheritance tax may be levied if the shares or ADSs are effectively connected with the conduct of a trade or business through a permanent establishment in Norway.

  Taxation upon Disposition of Shares

        Corporate shareholders resident in Norway for tax purposes are exempt from tax on gains realized upon the disposition of shares in Norwegian companies. However, 3% of net income that is tax free under the participation exemption will be included in the Norwegian corporate shareholder's general taxable income, and taxed at a flat rate of 28%. Corporate shareholders will not be allowed a deduction for losses upon sale, swap and redemption of shares in Norwegian companies.

        Individual shareholders resident in Norway for tax purposes realize a taxable gain or loss upon a sale, redemption or other disposition of shares. Such capital gain or loss is included in or deducted upon computation of general income in the year of disposal. General income is taxed at a flat rate of 28 percent. The gain is subject to tax and the loss is deductible irrespective of the length of the ownership and the number of shares disposed of.

        The taxable gain or loss is computed as the sales price adjusted for transactional expenses less the taxable basis. A shareholder's tax basis is normally equal to the acquisition cost of the shares. Any unused "shield interest deduction" from earlier years attributable to the individual shares realized may be deducted. Individual shareholders are subject to taxation on capital gains at the time the general tax liability to Norway ceases.

        Non-resident shareholders are generally not subject to tax in Norway on capital gains, and losses are not deductible upon sale, redemption or other disposition of shares or ADSs in Norwegian companies, unless the shareholder is carrying on business activities in Norway and such shares or ADSs are effectively connected with such activities. In addition exit tax rules apply if a resident shareholder ceases to be resident in Norway for tax purposes or if the shares otherwise loose their connection to the Norwegian taxation area, e.g. because a non-resident shareholder ceases its previous business activity in Norway and the shares were effectively connected with such activities. The tax liability is annulled if the shares are not realized within five years after the shareholder ceased to be a tax resident in Norway or alternatively within five years after the shares lost their connection to the Norwegian taxation area. Shareholders that are taking tax residency abroad or otherwise are terminating their share's connection to the Norwegian taxation area should consult their own legal or tax advisors regarding the exit tax rules impact on their Norwegian tax liability.

        Transfer Tax.    There is no transfer tax imposed in Norway in connection with the sale or purchase of shares.

European Union Savings Directive

        On June 3, 2003, the Council of the European Union adopted directive 2003/48/EC on the taxation of savings income (the "Directive"). Pursuant to the Directive, each Member State of the European Union (a "Member State") is required to provide to the authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or for the benefit of, or collected by such a person for, beneficial owners who are individuals resident (or certain limited types of entity established) in that other Member State. For a transitional period, however, until a number of conditions are met, Austria and Luxembourg may instead impose a withholding tax on interest payments (except if the beneficial owner allows the relevant paying agent to provide certain information to the competent authorities). The rate of withholding is 20 percent from July 1, 2008 and 35 percent from July 1, 2011.

        A number of non-EU countries and territories including Switzerland have adopted similar measures (a withholding system in the case of Switzerland).

        On November 13, 2008, the European Commission published a proposal for amendments to the Directive, and the European Parliament approved an amended version of this proposal on April 24, 2009.

If implemented, the suggested changes would broaden the scope of the requirements described above. Investors who are in any doubt as to their position should consult their professional advisers.

If you reside in a Member State of the European Union, please consult your own legal or tax advisors regarding the consequences of the directive in your particular circumstances.

PLAN OF DISTRIBUTION

        We may sell the securities offered by this prospectus:

  •
  through underwriters;

  •
  through dealers;

  •
  through agents; or

  •
  directly to one or more purchasers.

        The prospectus supplement relating to any offering will identify or describe:

  •
  any underwriter, dealers or agents;

  •
  their compensation;

  •
  the net proceeds to us;

  •
  the purchase price of the securities;

  •
  the initial public offering price of the securities; and

  •
  any exchange on which the securities will be listed.

Underwriters

        If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters' obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        Statoil may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by Statoil or borrowed from Statoil or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from Statoil in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Statoil may also sell ordinary shares short using this prospectus and deliver ordinary shares covered by this prospectus to close out such short positions, or loan or pledge ordinary shares to financial institutions that in turn may sell the ordinary shares using this prospectus. Statoil may pledge or grant a security interest in some or all of the ordinary shares covered by this prospectus to support a derivative or hedging position or other obligation and, if Statoil defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus.

        One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation.

        If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

        Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

        In connection with any offering, certain persons participating in the offering, such as the underwriters, if any, may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by such persons of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

        The underwriters, if any, in any offering also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

        These activities by such persons participating in the offering, as well as other purchases by such persons for their own accounts, may stabilize, maintain or otherwise affect the market prices of the securities. As a result, the prices of the securities may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by such persons participating in the offering at any time. These transactions may be effected in the over-the-counter market or otherwise.

Dealers

        If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

        We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

        If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

  •
  commercial and savings banks;

  •
  insurance companies;

  •
  pension funds;

  •
  investment companies;

  •
  educational and charitable institutions; and

  •
  other similar institutions as we may approve.

        The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution's purchase of the particular securities can not at the time of delivery be prohibited under the laws of any jurisdiction that governs:

  •
  the validity of the arrangements; or

  •
  the performance by us or the institutional investor.

Indemnification

        Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Statoil to indemnification by Statoil against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Statoil in the ordinary course of business.

Market Making

        In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

        The validity of the debt securities and the guarantees will be passed upon for us by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law, and for any underwriters named in the applicable prospectus supplement by U.S. counsel to any such underwriters, as to certain matters of New York law. The validity of the debt securities, the ordinary share and the guarantees will be passed upon for us by our Senior Legal Counsel as to certain matters of Norwegian law, and for any underwriters by Norwegian counsel to any such underwriters. Sullivan & Cromwell LLP may rely upon the opinion of our Senior Legal Counsel with respect to all matters of Norwegian law.

EXPERTS

        The consolidated financial statements of Statoil ASA appearing in Statoil ASA's Annual Report (Form 20-F) for the year ended December 31, 2009, and the effectiveness of Statoil ASA's internal control over financial reporting as of December 31, 2009 have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, and incorporated herein by reference. Such consolidated financial statements and Statoil ASA management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated herein by reference in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.

        DeGolyer and MacNaughton, independent petroleum engineering consultants, performed an independent evaluation of proved reserves as of December 31, 2009 for our properties. DeGolyer and MacNaughton has delivered to us its summary letter report describing its procedures and conclusions, a copy of which appears as Exhibit 15(a)(iii) to our 2009 Annual Report on Form 20-F, which is incorporated herein by reference.

 EXPENSES

        The following is a statement of the expenses (all of which are estimated) to be incurred by us in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee		(1)
Printing and engraving expenses	$15,000
Legal fees and expenses	$400,000
Accounting fees and expenses	$125,000
Indenture Trustee's fees and expenses	$29,000
Rating Agencies' fees	$2,500,000
Miscellaneous	$50,000

Total	$3,119,000

(1)
The registrants are registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

        No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement or the accompanying prospectus nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Statoil ASA or Statoil Petroleum AS since the date hereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

Statoil ASA

$                                % Notes due 2016
$                                % Notes due 2022
$                                % Notes due 2041

Guaranteed as to Payment of Principal
and Interest by Statoil Petroleum AS
(a wholly-owned subsidiary of
Statoil ASA)

Prospectus Supplement
November     , 2011

Joint Book-Running Managers
BofA Merrill Lynch
Deutsche Bank Securities
J.P. Morgan